SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of this 7th day of February, 2011, between Freedom Boat Company, a Florida limited liability company ("Secured Party"), Bonanza Goldfields Corporation, a Nevada Corporation (the "Debtor"), and David Janney.

1. Security Interest. Debtor and David Janney hereby grant to Secured Party a security interest ("Security Interest") in the following Real and Personal Property (collectively, "Collateral"):

Collateral	Secured Interest and Perfection
1.Hull Lode Claim MS3523, 10 N 6W sections 15 and 10, a 20.66 acre patented mineral claim	1st Position Lien- to be filed at Closing
2.West Acre Hull Tract	1st Position Lien- to be filed at Closing
3.Janney Beach Property, Las Galeras	1st Position Lien- to be filed at Closing
4.10 million shares of Bonanza Goldfields Corporation	Held in escrow by Secured Party Counsel in the name of Freedom Boat Company- released back to the Debtor upon the sooner of the completion of the Dominican Republic lien registration or when the Note is repaid.

The Security Interest shall secure the guarantee of payment and performance provided by the Debtor. ("Guarantee") in connection with the issuance by the Debtor of that certain Promissory Note of even date herewith in the original principal amount of Two Hundred Fifty Thousand Dollars (250,000.00) attached hereto as Exhibit "A" (the "Note"), together with interest as accrued thereon.

2. Other Action. Debtor agrees to comply with Secured Party's reasonable requests to protect the Security Interest or to otherwise carry out the provisions of this Agreement including, but not limited to, the execution of financing, continuation, amendment and termination statements, and such other statements as may be required by Secured Party to perfect the Security Interest.

3. Limited Power of Attorney Upon Default. Upon default under the Note and prior to the commencement of any cure period applicable thereto, Secured Party, in addition to other rights set forth herein, shall have a full and unlimited right to receive and collect any amounts paid to or received by Debtor for any purpose whatsoever, and Debtor hereby directs that any and all Proceeds intended for Debtor for any reason or purpose whatsoever be made payable to the order of Secured Party for the purpose of satisfying the Note, including, but not limited to, any costs of collection and reasonable attorney's fees. The receipt, application, retention, or release by Secured Party of any Proceeds under this Agreement may be received by Secured Party without regard to other security and without releasing Debtor from any obligation. Debtor hereby irrevocably appoints and constitutes Secured Party and its duly authorized officers and agents as its true and lawful attorneys-in-fact, and to act in Debtor's stead to execute any and all documents in connection therewith, with full power of substitution for and on behalf of Debtor to request, demand, enforce payment, collect and receive any debts or accounts receivable owned to Debtor, to change, modify, release, waive, terminate, alter, or amend any agreements or documents executed in connection therewith, to endorse any checks, drafts, or orders evidencing the payment of any such Proceeds and to do and perform any acts which Debtor might do for an on its own behalf. Debtor covenants that it will assist Secured Party in any way in furtherance of the foregoing, including the

execution of additional documents necessary to effectuate this Agreement and the power of attorney granted pursuant to this subsection.

4. Encumbrances. Debtor warrants that Debtor has title to the Collateral and that there are no other claims, liens, security interests or other encumbrances against the Collateral that have not been presented to, and acknowledged by, the Secured Party. Debtor covenants to notify Secured Party of any claim, lien, security interest or other encumbrance made against the Collateral and shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to Secured Party.

5. Maintenance of Collateral. Debtor shall preserve the Collateral for the benefit of Secured Party. Without limiting the generality of the foregoing, Debtor shall not sell, lease, assign, sublease or otherwise dispose of any item of the Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. Debtor shall not use the Collateral in violation of any law.

4. Inspection and Information. Debtor covenants to keep accurate and complete records listing and describing the Collateral. When reasonably requested by Secured Party, Debtor shall give Secured Party a certificate on a form to be supplied by Secured Party listing and describing the Collateral and setting forth the amounts of the accounts and the face value of any instruments. Secured Party shall have the right upon reasonable notice and at reasonable times during business hours to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor. All records and information furnished by Debtor to Secured Party pursuant to this Agreement shall constitute confidential information and shall not be disclosed by Secured Party except to the extent expressly permitted by Debtor, except in the event of a default (as described herein), such information may be used as necessary in as is reasonably necessary for Secured Party to exercise its rights and remedies against Debtor, including in any action or proceeding instituted by Secured Party against Debtor.

5. Default. While the Note is outstanding, any one or more of the following events shall be cause for Debtor's default:

a. Debtor fails to pay any amounts due under the Note.

b. Debtor fails to observe or perform any material covenant, warranty or agreement to be performed by Debtor under (i) this Agreement or (ii) under any other document executed by Debtor in connection with the Note; or

c. The failure of Debtor to make any payment of principal or accrued interest under the Note when the same becomes due and payable in accordance with the terms hereof without further notice of passage of time; or

d. Debtor files a voluntary petition for bankruptcy, an involuntary petition in bankruptcy is filed against Debtor, a petition is filed seeking appointment of receiver or trustee, or Debtor is unable to pay its debts as they become due or defaults under any other obligation to which Debtor is a party.

6 Rights on Default. In the event of a default under this Agreement and after a written notice from Secured Party, Secured Party may:

a. At any time thereafter and at the election of Secured Party, all obligations of Secured Party shall be terminated and Secured Party may, without presentment, protest, demand or notice of any kind whatsoever, declare immediately due and payable any indebtedness of Debtor under the Note to Secured Party or its designee;

b. Exercise the rights and remedies accorded a secured party by the UCC or by any document securing the Note or Secured Party's obligations with respect to the Note and without limiting the generality of the foregoing and notwithstanding anything herein, Secured Party shall have full power to and it may (but shall not be obligated to):

(1) sell, assign or deliver and dispose of the whole or any part of the Collateral at public or private sale, either for cash or upon credit or for future delivery, upon such notice and in such manner as may be required by law;

(2) at any such sale or disposition, Secured Party may apply the proceeds of such sale or disposition first (i) to the expense of disposition, sale or collection, including broker's commissions and reasonable attorney's fees (including those fees incurred in either a trial or appellate court or without suit), court costs and other legal expenses, and all other charges and expenses without limitation incurred by Secured Party in connection with such disposition or sale; (ii) to the indebtedness of Debtor to Secured Party under the Note or secured by this Agreement in such order as Secured Party may elect and with such priorities between them as Secured Party may elect (applying proceeds first to accrued interest, then to unpaid principal.

(3) In the event a deficiency remains, Debtor agrees to pay to Secured Party or its assigns, immediately to Secured Party in connection with the Note and without notice or demand, any such deficiency in Debtor's obligations. Any public or private sale may be held at any office of Secured Party, or at any other place designated by Secured Party.

c. Perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement;

d. Take any other action which Secured Party deems reasonably necessary or reasonably desirable to protect the Collateral or the Security Interest; and

e. Exercise its rights as Debtor's attorney-in-fact pursuant to Section 3 herein.

5. No Waiver. The rights, powers and remedies given to the Secured Party by this ment and associated documents and arrangements shall be in addition to all rights, powers and lies given to Secured Party by virtue of any statute or rule of law. Any forbearance, failure to delay cured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of ich right, power or remedy; and any single or partial exercise of any right, power or remedy nder shall not preclude the further exercise thereof; and every right, power and remedy of Secured shall continue in full force and effect until such right, power or remedy is specifically waived by an ment in writing executed by Secured Party.

11. Notices. Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed, postage prepaid, to a party at the addresses specified below:

IF TO SECURED PARTY:

Freedom Boat Company
c/o Christine F. Wright, Esq.
Wright Law Firm, P.A.
2735 Santa Barbara Blvd., Suite 201
Cap Coral, FL 33914
(239) 542-9955

IF TO DEBTOR:

Attn: Mr. David Janney
Bonanza Goldfields Corporation
736 E. Braeburn Dr.
Phoenix, Arizona 85022
(800) 971-2669

6. Successors and Assigns. Debtor may not sell, transfer, assign or encumber any part of or all of the Collateral without the prior written consent of Secured Party which consent shall not unreasonably be withheld. In the event consent to assign the collateral is granted by the Secured Party, this Agreement shall inure to the benefit of and shall bind the heirs, executors, administrators, legal representatives, successors or assigns of the parties.

7. Attorneys' Fees. Should any legal proceeding be commenced between the parties hereto concerning any provision of this Agreement, or rights and obligations of either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum of attorneys' fees, to be fixed by the court in the same action.

8. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and negotiations with respect to such subject matter, and shall not be modified except in writing and signed by the Parties hereto.

9. Governing Law. This Agreement shall be governed by any construed under the laws of the state of Arizona, without regard to the conflicts of laws.

10. Venue and Jurisdiction. Any action or proceeding arising out of or relating to the collateral listed under Items 1 and 4 of this Security Agreement shall be brought in Arizona. Any action or proceeding arising out of or relating to the collateral listed under Item 2 of this Security Agreement shall be brought in Florida. Any action or proceeding arising out of or relating to the collateral listed under Item 3 of this Security Agreement shall be brought in the Domenican Republic. The Debtor and Secured Party each consent to the jurisdictions of said courts.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

DEBTOR:

Bonanza Goldfields Corporation

By____________________________

Its: ___________________________

David Janney

____

SECURED PARTY:

Freedom Boat Company

By____________________________

Its: ___________________________

Prepared by and return to:
Christine F. Wright, Esq.
Attorney at Law
Wright Law Firm, P.A.
2735 Santa Barbara Boulevard Suite 201
Cape Coral, FL 33914
239-542-9955
File Number: 11-01001
Will Call No.:

[Space Above This Line For Recording Data]

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $260,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

MORTGAGE

This Indenture, Made this **January 7, 2011** by and between **David Janney, a married person, joined by his wife, Caroline Jackson, a married person,** whose address is **P.O. Box 135, Terra Ceia, FL 34250**, hereinafter called the Mortgagor, and **Freedom Boat Company** whose address is **1813 Seafan Circle, Fort Myers, FL 33903**, hereinafter called the Mortgagee:

The terms "Mortgagor" and "Mortgagee", shall include heirs, personal representatives, successors, legal representatives and assigns, and shall denote the singular and/or the plural, and the masculine and/or the feminine and natural and/or artificial persons, whenever and wherever the context so admits or requires.

Witnesseth, that the said Mortgagor, for and in consideration of the aggregate sum named in the promissory note, a copy of which is attached hereto and made a part hereof, the receipt of which is hereby acknowledged, does grant, bargain and sell to the said Mortgagee, his successors and assigns, in fee simple, the following described land, situate, lying and being in **Manatee County, Florida**, to-wit:

See Exhibit "A" attached hereto and made a part hereof as if fully set forth herein.

And the said Mortgagor does hereby fully warrant the title to said land, and will defend the same against the lawful claims of all persons whomsoever.

Provided always, that if said Mortgagor, his successors or assigns, shall pay unto the said Mortgagee, his successors or assigns, that certain promissory note, of which a true and correct copy is attached, and **Mortgagor shall perform, comply with** and abide by each and every stipulation, agreement, condition and covenant of said promissory note and of this mortgage, and shall duly pay all taxes, all insurance premiums reasonably required, all costs and expenses including reasonable attorneys fees that Mortgagee may incur in collecting money secured by this mortgage, and also in enforcing this mortgage by suit or otherwise, then this mortgage and the estate hereby created shall cease and be null and void.

Mortgagor hereby covenants and agrees:

1. To pay the principal and interest and other sums of money payable by virtue of said promissory note and this mortgage, or either, promptly on the days respectively the same severally come due.

2. To keep the buildings now or hereafter on the land insured for fire and extended coverage in a sum at least equal to the amount owed on the above described promissory note, and name the Mortgagee as loss payees, and to furnish Mortgagee with a copy of all current policies. If Mortgagor does not provide Mortgagee with copies of the policies showing Mortgagee as loss payees after 14 days written demand by Mortgagee, then Mortgagee may purchase such insurance and shall add any payments made for such policy to the principal balance owed on the mortgage, and such payments shall accrue interest at the maximum rate of interest allowed by law. In the event any sum of money becomes payable under

Initials: ____

payments shall accrue interest at the maximum rate of interest allowed by law. In the event any sum of money becomes payable under such policy, Mortgagee, his legal representatives or assigns, shall have the option to receive and apply the same on account of the indebtedness hereby secured or to permit Mortgagor to receive and use it or any part thereof for repair or replacement, without hereby waiving or impairing any equity, lien or right under or by virtue of this mortgage. In the event of loss Mortgagor shall give immediate notice to Mortgagee.

3. To permit, commit or suffer no waste, impairment or deterioration of the property, or any part thereof.

4. To permit no other lien or mortgage to be placed ahead of this mortgage.

5. Mortgagor shall provide proof of payment of annual real estate taxes by March 15, for the preceding years taxes. In the event that Mortgagor does not pay the taxes by such date, the Mortgagee may pay the taxes and the full amount of such payment by Mortgagee shall be added to the principal balance owed on the mortgage, and shall accrue interest at the maximum rate allowed by law.

6. The Mortgagee may, at any time pending a suit upon this mortgage, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver, and such receiver shall have all the broad and effective functions and powers in anywise entrusted by a court to a receiver, and such appointment shall be made by such court as an admitted equity and a matter of absolute right to said Mortgagee. The rents, profits, income, issues, and revenues shall be applied by such receiver according to the lien of this mortgage.

7. If any of the sums of money due and owing to Mortgagee under the terms of the promissory note and this mortgage, including but not limited to any advance made by Mortgagee for the payment of insurance or taxes, are not paid within 15 days after the same become due and payable, or if each of the stipulations, agreements, conditions and covenants of the promissory note and this mortgage, or either, are not fully performed or complied with the aggregate sum owed on the promissory note shall become due and payable forthwith or thereafter at the option of Mortgagee, his successors, legal representatives, or assigns.

This mortgage and the note hereby secured shall be construed and enforced according to the laws of the State of Florida.

The principal sum secured hereby, along with any interest to be paid in accordance with the terms of the note secured hereby, shall immediately become due and payable without notice, if a transfer of title to the premises by sale or otherwise is made without the Mortgagee's written consent, while this mortgage remains a lien thereon, at the option of Mortgagee, his successors, legal representatives, or assigns.

Executed at **Manatee County, Florida** on the date written above.

Signed, sealed and delivered in the presence of:

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $[illegible] TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

__(Seal)

Witness Name: LOVEJOY BRILLANTES

State of Florida
County of ~~Lee~~ HILLSBOROUGH

The foregoing instrument was acknowledged before me this ~~7th~~ 6th day of January, 2011 by David Janney, who [_] is personally known or [X] has produced a driver's license as identification.

[Notary Seal]

MARIA CARMEN BRILLANTES
Notary Public - State of Florida
My Comm. Expires Jan 10, 2013
Commission # DD 850239
Bonded Through National Notary Assn.

Notary Public

Printed Name: MARIA CARMEN BRILLANTES

My Commission Expires: JAN 10, 2013

_(Seal)

Witness Name: LOVELY BRILLANTES

State of FLORIDA
County of HILLSBOROUGH

The foregoing instrument was acknowledged before me this 6th day of January, 2011 by Caroline Jackson who [_] is personally known or [X] has produced a driver's license as identification.

[Notary Seal]

Notary Public

Printed Name:

My Commission Ex

MARIA CARMEN BRILLANTES
Notary Public - State of Florida
My Comm. Expires Jan 10, 2013
Commission # DD 850239
Bonded Through National Notary Assn.